EXHIBIT 24.1

AVX CORPORATION

POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints John S. Gilbertson, Marshall Jackson and Kurt P. Cummings, and each of them, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Act of 1933, Registration Statements on Form S-8 (the "Registration Statement"), or other appropriate Forms, and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) AVX Corporation 1995 Stock Option Plan, (ii) AVX Corporation Non-Employee Directors' Stock Option Plan, (iii) AVX Corporation Retirement Plan, (iv) AVX Corporation Non-qualified Supplemental Retirement Plan, (v) AVX Corporation SERP, (vi) AVX Corporation 401(K) Plan for Hourly Employees at Myrtle Beach and Conway Plants (vii) ELCO Corporation USA Salaried Employees Retirement Plan, (viii) AVX Pension Plan for Bargaining Unit Employees, (ix) AVX Corporation 2004 Stock Option Plan, (x) AVX Corporation 2004 Non-Employee Director’s Stock Option Plan and (2) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or Annual Report and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

SIGNATURES	TITLE	DATE

/s/ Kazuo Inamori	Director	July 18, 2007
KAZUO INAMORI

/s/ Benedict P. Rosen	Director	July 18, 2007
BENEDICT P. ROSEN

/s/ John S. Gilbertson	Director	July 18, 2007
JOHN S. GILBERTSON

NAME	TITLE	DATE

/s/ Donald B. Christiansen	Director	July 18, 2007
DONALD B. CHRISTIANSEN

/s/ Kensuke Itoh	Director	February 6, 2008
KENSUKE ITOH

/s/ Makoto Kawamura	Director	July 18, 2007
MAKOTO KAWAMURA

/s/ Rodney Lanthorne	Director	July 18, 2007
RODNEY LANTHORNE

/s/ Joseph Stach	Director	July 18, 2007
JOSEPH STACH

/s/ David DeCenzo	Director	July 18, 2007
DAVID DECENZO

/s/ Noboru Nakamura	Director	July 18, 2007
NOBORU NAKAMURA

/s/ Yuzo Yamamura	Director	July 18, 2007
YUZO YAMAMURA